EXHIBIT 13.1

              Certification of Chief Executive Officer pursuant to
       Title 18, United States Code, Section 1350, as adopted pursuant to
                  Section 906 of The Sarbanes-Oxley Act of 2002

I, Jeremy Bowman, President and Chief Executive Officer of Allura International Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1. The Annual Report on Form 20-F of Allura International Inc., for the year ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Allura International Inc.

Vancouver, BC, Canada
October 14th, 2005

                                           by: /s/ "Jeremy Bowman"
                                               ---------------------------------
                                           Jeremy Bowman
                                           President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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